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                                                                 Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 (File No.
333-     ) of our report dated October 17, 1997, except for the information presented in Note 14 as to which the date is December 24, 1997, on our audits of the financial statements of Airxcel, Inc. We also consent to the references to our firm under the caption "Experts", "Summary Historical Financial and Other Data" and "Selected Financial and Other Data."






                                             /s/ Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.



Kansas City, Missouri
December 24, 1997